Press Release #201413	FOR IMMEDIATE RELEASE	March 5, 2014

Enertopia Signs Joint Venture Agreement With Lexaria Corp

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCBB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to announce that it has signed a joint venture agreement dated March 5, 2014 (the "Agreement") with Lexaria Corp. ("Lexaria") which has announced its entry into the MMJ industry in Canada and the United States.

Since Enertopia’s market leading move into the Canadian MMJ sector in November 2013, Enertopia has been contacted by third party’s interested in joint venture opportunities. At this time the Enertopia board agreed that having a partner in new ventures and opportunities was an excellent way to capture key new projects and continue with the acceleration of Enertopia’s business model.

Under the terms of the Agreement, Enetopia will receive 1 million shares of restricted common shares in Lexaria. Enertopia will also receive a finders fee of 2% to 5% in cash and or shares based on the signing of any definitive agreements closed by Lexaria and introduced by Enertopia.

President Robert McAllister of Enertopia will receive 500,000 shares for joining the Lexaria Advisory Board.“Enertopia is excited to be working with a partner that is aligned to working together in a strategic alliance in capturing market share throughout the North American legal marijuana industry”, stated McAllister. Enertopia expects that having a strategic partner will assist in its ability to compete for more and larger projects in North America that might otherwise be out of reach.

Looking forward, it is estimated that the legal Marijuana market in North America which is estimated at $1.5 billion dollars today, could surpass $10 billion dollars before this decade is out and eventually become larger than the wine industry which had retail sales of over $34 billion dollars in 2012 according to third party reports.

Robert McAllister, Enertopia Corporation President & CEO said, “In my travels in meeting with MMJ patients the number one theme has been how medical cannabis has helped remove people from the debilitating effects of prescription narcotics and given them the ability, over and over again, to return to work and have a more productive life. Medical Cannabis is one of the biggest compassionate needs in our society today”.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Dale Paruk, President, Coal Harbor Communications Ltd. at 1.604.662.4505

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its medical marihuana projects, evaluation of clean energy projects, oil & gas projects, , competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that Lexaria Corp will conclude any Definitive Agreements. Similarly, there can be no assurance that the Company will be successful in attracting key people.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release